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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               STERIS CORPORATION
                             ----------------------
             (Exact Name of Registrant as Specified in Its Charter)


                Ohio                                       34-1482024
  -------------------------------                     -------------------
  (State or Other Jurisdiction of                       (I.R.S. Employer
   Incorporation or Organization)                     Identification No.)

                      5960 Heisley Road, Mentor, Ohio 44060
          -------------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)

                               STERIS Corporation
                         Long-Term Incentive Stock Plan
                         ------------------------------
                            (Full Title of the Plan)

                              David C. Dvorak, Esq.
                 Vice President, General Counsel, and Secretary
                               STERIS Corporation
                      5960 Heisley Road, Mentor, Ohio 44060
                      -------------------------------------

                                 (440) 354-2600
                                 --------------
 (Name, Address, and Telephone Number, Including Area Code, of Agent For
                                    Service)

                     Approximate date of offering hereunder:
                     ---------------------------------------
As soon as practicable after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================


                                                        PROPOSED                PROPOSED
                                                         MAXIMUM                 MAXIMUM
  TITLE OF SECURITIES         AMOUNT TO BE           OFFERING PRICE             AGGREGATE              AMOUNT OF
   TO BE REGISTERED            REGISTERED              PER SHARE*            OFFERING PRICE*       REGISTRATION FEE
- -------------------------------------------------------------------------------------------------------------------
Common Shares,              3,300,000 shares            $26.50625               $87,470,625              $25,803.84
without par value
===================================================================================================================


* Pursuant to Rule 457(c) of the Securities Act of 1933, figures are based on the average of the high and low prices for STERIS Common Shares as reported on the Nasdaq National Market System as of September 25, 1998.


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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.
- -------           ----------------------------------------

The following documents filed by STERIS Corporation ("STERIS") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) STERIS's Annual Report on Form 10-K for the year ended March 31, 1998;

         (b) All other reports filed by STERIS pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") since March 31, 1998; and

         (c) The description of the Common Shares, without par value, of STERIS ("STERIS Common Shares") set forth in STERIS's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating that description.

All reports and other documents subsequently filed by STERIS pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.

Item 4.           Description of Securities.
- -------           --------------------------

                  Not Applicable.

Item 5.           Interests of Named Experts and Counsel.
- -------           ---------------------------------------

                  Roy L. Turnell, a partner in the law firm of Thompson Hine & Flory LLP, is Assistant Secretary of STERIS Corporation.

Item 6.           Indemnification of Directors and Officers.
- -------           ------------------------------------------

                  STERIS is an Ohio corporation. Under the Ohio General Corporation Law ("Ohio Law"), Ohio corporations are permitted to indemnify directors, officers, employees, and agents within prescribed limits and must indemnify them under certain circumstances. Ohio Law does not authorize the payment by a corporation of judgments against a director, officer, employee, or agent after a finding of negligence or misconduct in a derivative suit absent a court order determining that such person is fairly and reasonably entitled to indemnification. Indemnification is required, however, to the extent such person succeeds on the merits. In all other cases, if it is determined that a director, officer, employee, or agent




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acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, indemnification is discretionary except as otherwise provided by a corporation's articles of incorporation, code of regulations, or contract, except with respect to the advancement of expenses of directors.

                  STERIS's Amended Regulations provide that STERIS will, in all actions other than derivative actions, indemnify any director, officer, employee, or agent of STERIS, or any person serving as a director, trustee, officer, employee, or agent of another entity at the request of STERIS, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding unless it is proved by clear and convincing evidence that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to STERIS or undertaken with reckless disregard for the best interests of STERIS. With respect to derivative actions, STERIS's Amended Regulations provide that STERIS will indemnify any director, officer, employee, or agent of STERIS, or any person serving as a director, officer, employee, or agent of another entity at the request of STERIS, against expenses actually and reasonably incurred in the defense and settlement of the action unless it is proved by clear and convincing evidence that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to STERIS or undertaken with reckless disregard for the best interests of STERIS. Notwithstanding the proceeding sentence, STERIS will indemnify such directors, officers, employees, and agents in a derivative action if the court in which the action was brought determines that, despite the proof but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

                  The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, purchase insurance to indemnify those persons. STERIS's Amended Regulations likewise provide that STERIS may purchase insurance to indemnify directors, officers, employees, or agents of STERIS.

                  With respect to the advancement of expenses, Ohio Law provides that a director (but not an officer, employee, or agent) is entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proven by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests. STERIS's Amended Regulations provide that STERIS will advance expenses to a director (unless the action or suit is one in which the liability of the director under Section 1701.95 of the Ohio Law is the only liability asserted), officer, employee, or agent of STERIS incurred in defending any action, suit, or proceeding, whether derivative or otherwise, provided that such director, officer, employee, or agent agrees to both (a) repay the amount advanced if it is proven by clear and convincing evidence that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to STERIS or undertaken with reckless disregard for the best interests of STERIS and (b) to cooperate with STERIS concerning the action, suit, or proceeding.




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                  Under the terms of STERIS's directors' and officers' liability and company reimbursement insurance policy, the directors and officers of STERIS are insured against certain liabilities which may arise in their individual capacity as such.

Item 7.           Exemption from Registration Claimed.
- -------           ------------------------------------

                  Not applicable.

Item 8.           Exhibits.
- -------           ---------

                  See Exhibit Index at page 8.

Item 9.           Undertakings.
- -------           -------------

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)      To include any prospectus required
                                             by Section 10(a)(3) of the
                                             Securities Act of 1933, as amended
                                             (the "1933 Act");

                                    (ii)     To reflect in the prospectus any
                                             facts or events arising after the
                                             effective date of the registration
                                             statement (or the most recent
                                             post-effective amendment thereof)
                                             which, individually or in the
                                             aggregate, represents a fundamental
                                             change in the information set forth
                                             in the registration statement; and

                                    (iii)    To include any material information
                                             with respect to the plan of
                                             distribution not previously
                                             disclosed in the registration
                                             statement or any material change to
                                             such information in the
                                             registration statement;

                                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.


                           (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the




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                                    offering of such securities at that time
                                    shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   * * * * * *

                  (h) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.





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                  Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mentor, State of Ohio, on the 1st day of October, 1998.

                             STERIS CORPORATION
                             Registrant


                             By \s\ Bill R. Sanford
                               __------------------------------------
                               Bill R. Sanford,
                               President and Chief Executive Officer,
                               Chairman of the Board of Directors

                  Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           Name                                               Title

 \s\ Michael Keresman, III
- ------------------------------------
Michael Keresman, III                       Senior Vice President and Chief Financial Officer
                                            (Principal Financial Officer and Principal
                                            Accounting Officer)

 \s\ Raymond A. Lancaster
- ------------------------------------
Raymond A. Lancaster                        Director

 \s\ Thomas J. Magulski
- ------------------------------------
Thomas J. Magulski                          Director

 \s\ J. B. Richey
- ------------------------------------
J.B. Richey                                 Director

 \s\ Jerry E. Robertson
- ------------------------------------
Jerry E. Robertson                          Director

 \s\ Frank E. Samuel, Jr.
- ------------------------------------
Frank E. Samuel, Jr.                        Director

 \s\ Bill R. Sanford
- ------------------------------------
Bill R. Sanford                             President, Chief Executive Officer and Chairman of
                                            the Board of Directors (Principal Executive Officer)
 \s\ Loyal W. Wilson
- ------------------------------------
Loyal W. Wilson                             Director


*By \s\ Bill R. Sanford                     October 1, 1998
   ---------------------------------
   Bill R. Sanford, Attorney-in-Fact
   for the Officers and Directors
   Signing in the Capacities Indicated



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                                  EXHIBIT INDEX


Exhibit Number                    Description of Exhibit

     4(a) Amended Articles of Incorporation of STERIS Corporation filed as Exhibit 4.2 to the Registration Statement on Form S-3 filed June 21, 1996, and incorporated herein by reference.

     4(b) Amended Regulations of STERIS Corporation filed as Exhibit 3(b) .4(b) to Form 10-Q filed for the quarter ended June 30, 1992, and incorporated herein by reference.

      5         Opinion of Counsel Concerning Legality.

    23(a)       Consent of Ernst & Young L.L.P.

    23(b) Consent of Thompson Hine & Flory LLP, Counsel to STERIS Corporation, is contained in its opinion filed as Exhibit 5 to this Registration
                Statement.

     24         Power of Attorney.






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